Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1995 - B Owner Trust
                         For the Month of March 1999
                      Distribution Date of April 15, 1999
                           Servicer Certificate #42

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $65,610,872.20
Beginning Pool Factor                                           0.1249846

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $5,894,441.81
     Interest Collected                                       $513,355.92

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $64,171.42
Total Additional Deposits                                      $64,171.42

Repos / Chargeoffs                                             $65,835.91
Aggregate Number of Notes Charged Off                                  64

Total Available Funds                                       $6,104,430.63

Ending Pool Balance                                        $60,018,133.00
Ending Pool Factor                                              0.1143308

Servicing Fee                                                  $54,675.73

Repayment of Servicer Advances                                $367,538.52

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,193,681.93
     Target Percentage                                               5.50%
     Target Balance                                         $3,300,997.32
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($169,701.00)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.620%
Current Weighted Average Remaining Term (months):                   15.05

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days             $776,178.77      490
                                31 - 60 days            $169,583.35      125
                                60+  days                $75,662.92       35

     Total:                                           $1,021,425.04      510

     Balances:                  60+  days               $456,690.79       35

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $44,639.48
+    Excess Serv.                                       $125,061.52
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,193,681.93

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of March 1999

                                                                               NOTES
                                                          (Money Market)
                                            TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3         CERTIFICATES
                                     $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                      0.00%              0.00%             96.50%              3.50%
     Coupon                                                       5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                $65,610,872.20
Ending Pool Balance                   $60,018,133.00

Collected Principal                    $5,526,903.29
Collected Interest                       $513,355.92
Charge - Offs                             $65,835.91
Liquidation Proceeds / Recoveries         $64,171.42
Servicing                                 $54,675.73
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                     $6,049,754.90

Beginning Balance                     $65,610,872.20               $0.00              $0.00     $57,380,045.65      $8,230,826.55

Interest Due                             $331,954.18               $0.00              $0.00        $289,291.06         $42,663.12
Interest Paid                            $331,954.18               $0.00              $0.00        $289,291.06         $42,663.12
Principal Due                          $5,592,739.20               $0.00              $0.00      $5,396,993.33        $195,745.87
Principal Paid                         $5,592,739.20               $0.00              $0.00      $5,396,993.33        $195,745.87

Ending Balance                        $60,018,133.00               $0.00              $0.00     $51,983,052.32      $8,035,080.68
Note / Certificate Pool Factor                                    0.0000             0.0000             0.1828             0.4373
   (Ending Balance / Original Pool Amount)
Total Distributions                    $5,924,693.38               $0.00              $0.00      $5,686,284.39        $238,408.99

Interest Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                            $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                           $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                         $125,061.52
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $11,193,681.93
(Release) / Draw                        ($169,701.00)
Ending Reserve Acct Balance           $11,023,980.93

Exhibit 20.1
Page 3 of 3
Navistar Financial 1995 - B Owner Trust
For the Month of March 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                     4                   3                   2                   1
                                        Nov-98                Dec-98              Jan-99              Feb-99              Mar-99
Beginning Pool Balance             $91,146,191.22        $85,074,812.76      $78,776,227.46      $72,225,576.20      $65,610,872.20

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                      $22,705.25            $36,767.64           $3,166.41          $29,590.68          $65,835.91
    Recoveries                         $94,952.19            $47,943.66          $95,465.41          $97,112.70          $64,171.42

Total Charged Off (Months 5, 4, 3)     $62,639.30
Total Recoveries (Months 3, 2, 1)     $256,749.53
Net Loss / (Recoveries) for 3 Mos    ($194,110.23(a)

Total Balance (Months 5, 4, 3)    $254,997,231.44(b)

Loss Ratio Annualized  [(a/b) * (12)]    -0.9135%

Trigger:  Is Ratio > 1.5%                      No
                                                                                    Jan-99              Feb-99              Mar-99

B)   Delinquency Trigger:                                                       $981,806.51         $787,641.79         $456,690.79
     Balance delinquency 60+ days                                                  1.24632%            1.09053%            0.69606%
     As % of Beginning Pool Balance                                                1.13773%            0.99332%            1.01097%
     Three Month Average

Trigger:  Is Average > 2.0%                    No

C)   Noteholders Percent Trigger:         2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer